                                  PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

CONTACT:        ROBERT L.G. WHITE
                PRESIDENT AND CEO
                PHONE: 908/206-3700

TRANSTECHNOLOGY REPORTS FISCAL 2004 THIRD QUARTER NET INCOME OF $.10 PER SHARE

Union, New Jersey - January 14, 2004 - TransTechnology Corporation (NYSE:TT) today reported net income and income from continuing operations of $664 thousand or $.10 per diluted share for the third quarter ended December 28, 2003 compared with income from continuing operations of $1.4 million or $.23 per diluted share in the previous fiscal year. Including losses from discontinued operations in the third quarter of the prior fiscal year, the net loss a year ago was $1.7 million or $.27 per diluted share. Net sales for the fiscal 2004 third quarter increased 7.2% to $16.7 million from $15.6 million for the corresponding period of last year.

For the nine months ended December 28, 2003, the company reported sales of $49.1 million, an 18.9% increase from the prior year's nine month sales of $41.3 million. Income from continuing operations and net income for the nine months of the current fiscal year was $1.9 million or $.28 per share. For the nine month period of the prior fiscal year the company reported a loss from continuing operations of $.4 million or $.07 per diluted share and a net loss of $7.7 million or $1.24 per diluted share.

Robert L. G. White, President and Chief Executive Officer of the Company, said, "Our business performed well in the third quarter with sales above our forecasted level as well as those of last year's third quarter. We expect to achieve the full year sales, operating income and EBITDA targets of $64 million, $11 million and $13 million respectively, which were established at the beginning of fiscal year 2004.

"Operating income in the quarter was below last year's third quarter primarily due to a change in the mix of products sold. In this year's quarter there was a greater proportion of lower margin new equipment while last year's quarter had a significant spare parts component with substantially higher margin. This shift in the mix of our products resulted in a gross margin of 41.9% in the third quarter of this year, which, while higher than our general target margin of 40%, was far below the 48.1% gross margin of last year's third quarter.

"Results for the third quarter of this year also include approximately $700 thousand of legal and other costs associated with the ongoing investigation by the Newark, New Jersey office of

TransTechnology Corporation - January 14, 2004
Third Quarter Earnings FY '04                                        Page 2 of 5
--------------------------------------------------------------------------------

the U.S. Attorney of our overhaul and repair operation. As a result, General, Administrative and Selling costs were $385 thousand, or 9.6% higher than those of last year's third quarter, offsetting a $231 thousand decrease in corporate office expenses between the periods. Fiscal 2004's third quarter results also included $1.0 million of non-recurring gains resulting from the sale of the remaining interest in our former UK subsidiary and the collection in full of a $2.0 million note associated with that sale and the sale of a parcel of real estate in Pennsylvania."

Joseph F. Spanier, Vice President, Chief Financial Officer and Treasurer, said, "Our cash flow for the quarter was very strong, allowing us to reduce current liabilities by $4.5 million while our debt increased only $800 thousand, all of which was the result of an accrual of payment-in-kind interest. The application of cash generated through operations and non-recurring collections has improved our working capital position dramatically during the first nine months of this fiscal year. Our working capital increased to $18.8 million at December 28 from $11.2 million at the beginning of the fiscal year while inventory and accounts receivable remain essentially unchanged.

"Earnings before interest, taxes, depreciation and amortization (EBITDA), and without regard to the above non-recurring items for the fiscal 2004 third quarter, was $3.3 million, approximately $1 million less than reported in the third quarter of last year. For the fiscal 2004 nine months, EBITDA was $11.1 million compared to $9.0 million during the same period last year.

"Our biggest financial hurdle remains the interest rate we are paying on our $56 million of subordinated debt, which rose to 19% on January 1st. Based upon negotiations with prospective lenders, which have been delayed as a result of the U.S. Attorney's investigation, we believe that our effective interest rate could be reduced by 50% through a refinancing, saving the Company $100,000 per week in interest expense and cash flow. We hope to be able to move forward with the restructuring of our existing senior and subordinated debt immediately upon the resolution of the U.S. Attorney's review of our overhaul and repair operations."

Mr. White concluded, "Our primary goal right now is to maintain our focus on doing the best possible job for our customers. We have implemented many changes in our overhaul and repair operations in response to weaknesses in documentation and process controls and procedures that were identified in the preliminary report of The Bradlau Group (the independent fact finding firm that our Board of Directors engaged to review those operations). Our ability to perform well during this quarter of uncertainty and distraction reflects the pride and confidence of our entire workforce as they focus upon meeting our commitments to our customers. We continue to believe that the outlook for our Company remains strong."

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world's leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $55.0 million in the fiscal year ended March 31, 2003.

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the company also discloses EBITDA (earnings before interest, taxes, depreciation and amortization) which is a non-GAAP measure. Management believes that providing this additional information is useful to investors, as it provides more
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TransTechnology Corporation - January 14, 2004
Third Quarter Earnings FY '04                                        Page 3 of 5
--------------------------------------------------------------------------------

direct information regarding the company's ability to meet debt service requirements and so that investors may better assess and understand the company's underlying operating performance. The company does not intend for the additional information to be considered in isolation or as a substitute for GAAP measures. A reconciliation of EBITDA to income (loss) from continuing operations is set forth following the balance sheet information in the financial statements contained in this press release.


                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACTS"). ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED ON CURRENT BELIEFS, ESTIMATES, AND ASSUMPTIONS CONCERNING THE OPERATIONS, FUTURE RESULTS, AND PROSPECTS OF THE COMPANY. AS ACTUAL OPERATIONS AND RESULTS MAY MATERIALLY DIFFER FROM THOSE ASSUMED IN FORWARD-LOOKING STATEMENTS, THERE IS NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBORS CREATED IN THE ACTS.

ANY NUMBER OF FACTORS COULD AFFECT FUTURE OPERATIONS AND RESULTS, INCLUDING, WITHOUT LIMITATION; THE RESULTS OF AUDITS AND INQUIRIES INTO THE COMPANY'S BUSINESS PRACTICES; THE COMPANY'S ABILITY TO BE PROFITABLE WITH A SMALLER AND LESS DIVERSE BASE OF OPERATIONS THAT WILL GENERATE LESS REVENUE; THE COMPANY'S ABILITY TO SATISFY THE LISTING REQUIREMENTS OF THE NYSE OR ANY OTHER NATIONAL EXCHANGE ON WHICH ITS SHARES ARE OR WILL BE LISTED OR OTHERWISE PROVIDE A TRADING MARKET VENUE FOR ITS SHARES; THE VALUE OF REPLACEMENT OPERATIONS, IF ANY; DETERMINATION BY THE COMPANY TO DISPOSE OF ADDITIONAL EXISTING ASSETS; GENERAL INDUSTRY AND ECONOMIC CONDITIONS; EVENTS IMPACTING THE U.S. AND WORLD FINANCIAL MARKETS AND ECONOMIES; INTEREST RATE TRENDS; CAPITAL REQUIREMENTS; COMPETITION FROM OTHER COMPANIES; CHANGES IN APPLICABLE LAWS, RULES AND REGULATIONS AFFECTING THE COMPANY IN THE LOCATIONS IN WHICH IT CONDUCTS ITS BUSINESS; THE AVAILABILITY OF EQUITY AND/OR DEBT FINANCING IN THE AMOUNTS AND ON THE TERMS NECESSARY TO SUPPORT THE COMPANY'S FUTURE BUSINESS; AND THOSE SPECIFIC RISKS THAT ARE DISCUSSED IN THE COMPANY'S PREVIOUSLY FILED ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003 AND ITS QUARTERLY REPORT ON FORM10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 28, 2003.

THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR FUTURE EVENTS, EXCEPT AS REQUIRED BY LAW.

TransTechnology Corporation - January 14, 2004
Third Quarter Earnings FY '04                                        Page 4 of 5
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                           TRANSTECHNOLOGY CORPORATION

                      STATEMENTS OF CONSOLIDATED OPERATIONS

                   (IN THOUSANDS OF DOLLARS EXCEPT SHARE DATA)

                                                            Three Months Ended                         Nine Months Ended
                                                      12/28/03              12/29/02             12/28/03              12/29/02
Net sales                                           $    16,679           $    15,562           $    49,131           $    41,303
Cost of sales                                             9,682                 8,076                28,029                22,132
                                                    -----------           -----------           -----------           -----------
      Gross profit                                        6,997                 7,486                21,102                19,171
General, administrative and selling
    expenses                                              4,397                 4,012                11,699                11,885
Interest expense                                          2,640                 2,418                 7,711                 6,538
Interest and other income - net                          (1,112)                  151                (1,318)                  118
Unrealized gain on warrants                                  --                (1,228)                   --                    (9)
Forbearance fees                                             --                    --                    --                   764
Corporate office restructuring charge                        --                   515                    --                   515
                                                    -----------           -----------           -----------           -----------
     Income (loss) from continuing operations
       before income taxes                                1,072                 1,618                 3,010                  (640)
Provision for income taxes (benefit)                        408                   181                 1,144                  (225)
                                                    -----------           -----------           -----------           -----------
Income (loss) from continuing operations                    664                 1,437                 1,866                  (415)
    Loss on disposal of discontinued businesses
    (less applicable income tax benefit of
     $1,930 and $3,908 for the three and nine
     month periods ended December 29, 2002
     respectively)                                           --                (3,126)                   --                (7,256)
                                                    -----------           -----------           -----------           -----------

Net income (loss)                                   $       664           $    (1,689)          $     1,866           $    (7,671)
                                                    ===========           ===========           ===========           ===========
BASIC EARNINGS PER SHARE:
Earnings (loss) from continuing operations          $      0.10           $      0.23           $      0.28           $     (0.07)
Loss from discontinued operations                            --                 (0.51)                   --                 (1.17)
                                                    -----------           -----------           -----------           -----------
Net income (loss)                                   $      0.10           $     (0.28)          $      0.28           $     (1.24)
                                                    ===========           ===========           ===========           ===========
DILUTED EARNINGS PER SHARE:
Earnings (loss) from continuing operations          $      0.10           $      0.23           $      0.28           $     (0.07)
Loss from discontinued operations                            --                 (0.50)                   --                 (1.17)
                                                    -----------           -----------           -----------           -----------
Net income (loss)                                   $      0.10           $     (0.27)          $      0.28           $     (1.24)
                                                    ===========           ===========           ===========           ===========
Weighted average basic shares                         6,669,000             6,199,000             6,655,000             6,196,000
Weighted average diluted shares                       6,691,000             6,295,000             6,672,000             6,196,000

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TransTechnology Corporation - January 14, 2004
Third Quarter Earnings FY '04                                        Page 5 of 5
--------------------------------------------------------------------------------


                            BALANCE SHEET INFORMATION

                                                     12/28/03            3/31/03
Current assets                                       $ 31,193           $ 36,504
Property, plant and equipment - net                     2,363              2,349
Other assets                                           42,998             46,270
                                                     --------           --------
Total assets                                         $ 76,554           $ 85,123
                                                     ========           ========


Current portion of long-term debt                    $     79           $     79
Other current liabilities                              12,353             25,264
                                                     --------           --------
  Total current liabilities                            12,432             25,343
Long-term debt                                         55,717             53,487
Other liabilities                                      12,171             12,933
Redeemable common stock                                    --              1,283
Stockholders' deficit                                  (3,766)            (7,923)
                                                     --------           --------
Total liabilities and stockholders' deficit          $ 76,554           $ 85,123
                                                     ========           ========

  RECONCILIATION OF REPORTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA

                                                       Three months ended                    Nine months ended
                                                  12/28/03           12/29/02           12/28/03           12/29/02
Net sales                                         $ 16,679           $ 15,562           $ 49,131           $ 41,303
Cost of sales                                        9,682              8,076             28,029             22,132
                                                  --------           --------           --------           --------
Gross profit                                         6,997              7,486             21,102             19,171
                                                  --------           --------           --------           --------
SG&A - operations                                    2,935              2,319              7,386              6,605
Corporate office expenses                            1,462              1,693              4,313              5,280
                                                  --------           --------           --------           --------
               Total SG&A                            4,397              4,012             11,699             11,885
                                                  --------           --------           --------           --------
Operating income                                     2,600              3,474              9,403              7,286
Add back: depreciation and amortization                687                803              1,696              1,671
                                                  --------           --------           --------           --------
EBITDA                                            $  3,287           $  4,277           $ 11,099           $  8,957
                                                  ========           ========           ========           ========
Income (loss) from continuing operations               664              1,437              1,866               (415)
Provision for income taxes (benefit)                   408                181              1,144               (225)
Depreciation and amortization                          687                803              1,696              1,671
Interest expense                                     2,640              2,418              7,711              6,538
Interest and other (income) expense-net             (1,112)               151             (1,318)               118
Unrealized gain on warrants                             --             (1,228)                --                 (9)
Forbearance fees                                        --                 --                 --                764
Corporate office restructuring charge                   --                515                 --                515
                                                  --------           --------           --------           --------
EBITDA                                            $  3,287           $  4,277           $ 11,099           $  8,957
                                                  ========           ========           ========           ========



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